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                                                                    EXHIBIT 23.7

                CONSENT OF NETHERLAND SEWELL & ASSOCIATES, INC.

     As independent oil and gas consultants, Netherland Sewell & Associates, Inc., hereby consents to the use of our reserve report dated as of June 30, 2000 and to all references to our firm included in or made a part of the Bellwether Exploration Company's Form S-4 to be filed with the Securities and Exchange Commission on or about February 1, 2001

                                            NETHERLAND SEWELL & ASSOCIATES, INC.

                                            By: /s/ FREDERIC D. SEWELL
                                                Frederic D. Sewell
                                                President

February 1, 2001
Houston, Texas